SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 23, 2007
webMethods, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15681	54-1807654

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3877 Fairfax Ridge Road, South Tower, Fairfax, Virginia		22030

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(703) 460-2500
Not Applicable
Former name or former address, if changed since last report
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(f).
On April 23, 2007, the Compensation Committee of the Board of Directors of webMethods, Inc. (the “Company”) approved discretionary bonuses for certain executive officers for the fiscal year ended March 31, 2007. The Company had previously filed a Schedule 14D-9 with the Securities and Exchange Commission on April 18, 2007 including, as Annex I to the Schedule 14D-9, an information statement pursuant to Section 14(f) of the Securities Exchange Act and Rule 14f-1 thereunder. Bonus information for the executive officers listed below was not available at the time of filing the Schedule 14D-9.
The bonus amount for each executive officer is included in the table below, together with a fiscal year 2007 total compensation figure for each executive officer that has been revised from the information included in the Schedule 14D-9 to include the bonus amount.

Name and Principal Position	Year	Bonus (1)	Total Compensation

David Mitchell, President and Chief Executive Officer	2007	75,000	$1,230,960
Ken Sexton, Executive Vice President, Chief Financial Officer and Treasurer	2007	10,938	$192,517
Kristin Weller Muhlner, Executive Vice President, Product Development	2007	23,000	$479,692
Douglas McNitt, Executive Vice President, General Counsel and Secretary	2007	22,917	$431,006

(1)	For each executive officer, the listed discretionary bonus is equal to 50% of the individual performance portion of the target bonus amount for the fiscal year ended March 31, 2007 under the webMethods, Inc. Executive Incentive Plan (the “EIP”). Under the EIP, one-third of the annual target bonus for each participant is based on the participant’s achievement of individual performance objectives and two-thirds of the annual target bonus for each participant is based on the Company’s achievement of financial performance objectives.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.
By:	/S/ DAVID MITCHELL

Name: David Mitchell
Title: President and Chief Executive Officer

Date: April 27, 2007